     As filed with the Securities and Exchange Commission on August 4, 2005
                                                      Registration No. 333-91532
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 9 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                         BEHRINGER HARVARD REIT I, INC.
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)
                         -------------------------------

                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1605
               (Address, Including Zip Code and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                        --------------------------------

                             GERALD J. REIHSEN, III
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                         15601 DALLAS PARKWAY, SUITE 600
                              ADDISON, TEXAS 75001
                                 (866) 655-1605
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

                         -------------------------------

                                   COPIES TO:
                          LAUREN BURNHAM PREVOST, ESQ.
                              SETH K. WEINER, ESQ.
                          MORRIS, MANNING & MARTIN, LLP
                          1600 ATLANTA FINANCIAL CENTER
                            3343 PEACHTREE ROAD, N.E.
                           ATLANTA, GEORGIA 30326-1044
                                 (404) 233-7000

                         -------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following effectiveness of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

================================================================================

                    DEREGISTRATION OF SHARES OF COMMON STOCK

     Behringer Harvard REIT I, Inc. (the "Registrant") filed a Registration Statement on Form S-11 (Commission File No. 333-91532) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on February 19, 2003, pursuant to which the Registrant registered 91,520,000 shares of common stock and 3,520,000 soliciting dealer warrants. Of the 91,520,000 shares of common stock registered, 80,000,000 shares were offered to the public on a "best efforts" basis, 8,000,000 shares were offered pursuant to the Registrant's dividend reinvestment plan, and 3,520,000 shares were issuable to participating broker-dealers upon their exercise of soliciting dealer warrants.

     As of close of business on February 19, 2005, the Registrant had sold a total of 17,066,753.14 shares pursuant to the Registration Statement, including 16,818,859.95 shares sold to the public and 247,893.19 shares sold pursuant to the dividend reinvestment plan. The Registrant terminated the offering of the shares covered by this Registration Statement effective as of close of business on February 19, 2005, and hereby deregisters the remaining 70,933,246.86 shares which were previously registered under the Registration Statement and remained unsold as of close of business on February 19, 2005.

     In addition, effective as of close of business on February 19, 2005, the Registrant has issued 682,670 soliciting dealer warrants exercisable for a total of 682,670 shares. None of the soliciting dealer warrants have been exercised. The Registrant hereby deregisters the remaining 2,837,330 soliciting dealer warrants and all 3,520,000 shares underlying such warrants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 4th day of August, 2005.

                                      BEHRINGER HARVARD REIT I, INC.


                                      By: /s/ Robert M. Behringer
                                          --------------------------------------
                                           Robert M. Behringer
                                           Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

             SIGNATURE                                       TITLE                                 DATE

/s/  Robert M. Behringer                   Chief Executive Officer and                       August 4, 2005
------------------------------------       Director (Principal Executive Officer)
     Robert M. Behringer


/s/  Gary S. Bresky                        Chief Financial Officer (Principal                August 4, 2005
------------------------------------       Financial Officer)
     Gary S. Bresky


/s/  Kimberly Arianpour                    Chief Accounting Officer (Principal               August 4, 2005
------------------------------------       Accounting Officer)
     Kimberly Arianpour


               *                           Director                                          August 4, 2005
------------------------------------
     Robert S. Aisner


               *                           Director                                          August 4, 2005
------------------------------------
     Charles G. Dannis


               *                           Director                                          August 4, 2005
------------------------------------
     Steven W. Partridge


               *                           Director                                          August 4, 2005
------------------------------------
     G. Ronald Witten


* By: /s/ Gary S. Bresky
     ------------------------------------
Gary S. Bresky
Attorney-in-Fact

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